Exhibit 99.1

(NYSE: KFN)

KKR Financial Corp.

Four Embarcadero Center, Suite 2050

San Francisco, California 94111

http://www.kkrfinancial.com

Investor Contact Laurie Poggi KKR Financial LLC 415-315-3718	Media Contact Roanne Kulakoff and Joseph Kuo Kekst and Company 212-521-4837 and 212-521-4863

Monday, November 14, 2005, 2:00 p.m. PDT

KKR Financial Corp. Announces Third Quarter 2005 Results

SAN FRANCISCO, CA, NOVEMBER 14, 2005—KKR Financial Corp. (NYSE: KFN) today announced its results for its fiscal year third quarter ended September  30, 2005.

Highlights of the Company’s performance during the period include:

•                  Distribution of $0.32 per common share declared for the quarter ended September 30, 2005, to stockholders of record on November 16, 2005, and payable on November 30, 2005.

•                  Net income for the quarter ended September 30, 2005 of $18.5 million, or $0.24 per diluted common share, an increase over net income for the quarter ended June 30, 2005 of $8.5 million, or $0.21 per diluted common share.  Net income for the nine month period ended September 30, 2005 of $33.1 million or $0.62 per diluted common share.

•                  Net income adjusted for share-based compensation consisting of GAAP net income plus GAAP share-based compensation expense, a non-GAAP financial measurement, for the quarter ended September 30, 2005 of $25.9 million, or $0.33 per diluted common share.  Net income adjusted for share-based compensation for the nine month period ended September 30, 2005 of $52.6 million or $0.98 per diluted common share.

•                  REIT taxable income, a non-GAAP financial measurement, for the quarter ended September 30, 2005 of $26.8 million, or $0.34 per diluted common share. REIT taxable income for the nine month period ended September 30, 2005 of $58.8 million or $1.10 per diluted common share. See attached Schedule II for reconciliation of GAAP net income to REIT taxable income.

•                  Investment portfolio of $12.5 billion as of September 30, 2005, a 76.1% increase compared to $7.1 billion as of June 30, 2005.

•                  Investment portfolio weighted average amortized cost, as a percentage of par value, of 99.95% as of September 30, 2005, compared to 99.82% as of June 30, 2005.

•                  Closed and launched KKR Pacific Funding Trust, the Company’s first $5.0 billion asset-backed commercial paper facility, on September 30, 2005.

•                  Priced KKR Financial CLO 2005-2, Ltd., the Company’s second $1 billion collateralized loan obligation transaction on October 6, 2005, and closed the transaction on November 3, 2005.

•                  On November 2, 2005, the independent Directors of the Company’s Board of Directors approved the Company’s recommendation to co-invest on a pari passu basis with Kohlberg Kravis Roberts & Co. L.P. in three separate private equity transactions.  The Company’s aggregate investment will total $42.5 million and the investments are scheduled to close during the fourth quarter.

*            *            *

KKR Financial Corp. reported net income for the three month and nine month periods ended September 30, 2005 of $18.5 million and $33.1 million, respectively, or $0.24 and $0.62 per diluted common share, respectively. The results of operations for the quarter include a provision for loan losses totaling $1.3 million and a lease termination charge of $0.8 million. Current quarter results compare with a net loss of $3.4 million or $0.09 for the period from inception of the Company on August 12, 2004 through September 30, 2004, and represent an increase over net income for the quarter ended June 30, 2005, of $8.5 million or $0.21 per diluted common share. Net income includes share-based compensation expense for the three and nine month periods ended September 30, 2005, totaling $7.4 million and $19.5 million, respectively, or $0.09 and $0.36 per diluted common share, respectively.

Net income adjusted for share-based compensation, a non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense, for the quarter ended September 30, 2005 totaled $25.9 million, or $0.33 per diluted common share.  Net income adjusted for share-based compensation for the nine month period ended September 30, 2005 totaled $52.6 million or $0.98 per diluted common share.

REIT taxable income, a non-GAAP financial measurement, for the three month and nine month periods ended September 30, 2005 totaled $26.8 million and $58.8 million, respectively, or $0.34 and $1.10 per diluted common share, respectively. See attached Schedule II for reconciliation of GAAP net income to REIT taxable income.

For the period from inception of the Company on August 12, 2004 through September 30, 2004, the Company incurred a net loss of $3.4 million or a loss of $0.09 per diluted common share and a REIT taxable loss of $25.3 million or a loss of $0.64 per diluted common share.

The Company filed its Form 10-Q for the quarterly period ended September 30, 2005, with the Securities and Exchange Commission today, November 14, 2005. KKR Financial encourages investors to carefully read the Company’s Form 10-Q which contains condensed consolidated financial statements and footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Company will host a conference call and audio web cast to review its third quarter 2005 results on Tuesday, November 15, 2005, at 11:00 a.m. EDT. The conference call can be accessed by dialing 866-802-6730 (Domestic) or 913-643-4200 (International); a pass code is not required. A replay will be available through November 23, 2005 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 3945107. A live web cast of the call will be accessible on the Company’s website, at www.kkrfinancial.com, via a link from the Investor Relations section.  A replay of the audio web cast will be archived in the Investor Relations section of the Company’s website.

Investment Portfolio

During the three month period ended September 30, 2005, KKR Financial’s investment portfolio increased by 76.1% from $7.1 billion as of June 30, 2005 to $12.5 billion as of September 30, 2005. For the nine month period ended September 30, 2005, the investment portfolio increased by 443.5% from $2.3 billion as of December 31, 2004. As of September 30, 2005, the aggregate amortized cost of the Company’s investment portfolio exceeded the estimated fair value of its investment portfolio by $61.8 million and, as of the same date, the Company had unrealized gains totaling $23.9 million related to its cash flow hedges, as defined under SFAS No. 133. As of September 30, 2005, the aggregate net unamortized purchase discount (i.e., aggregate purchase discounts exceed aggregate purchase premiums on the Company's investment portfolio) related to the investment portfolio was $6.4 million and the weighted average amortized cost, as a percentage of aggregate par value, of the investment portfolio was 99.95% as of September 30, 2005, compared to 99.82% as of June 30, 2005. Management has been able to successfully maintain the aggregate amortized cost value of the investment portfolio below aggregate par value due to the Company’s ability to purchase a substantial amount of its residential real estate, corporate, and commercial real estate investments in primary market transactions at a cost of par or below.

Commencing on the date the Company made its first investment, management has sought to position the Company so as not to be negatively impacted by an overall higher interest rate environment or in a flatter, or potentially inverted, interest rate curve environment by investing in floating rate and hybrid rate investments, which as of September 30, 2005, totaled 51.3% and 47.2% of the investment portfolio, respectively. Fixed rate loans and securities total 1.5% of the Company’s investment portfolio as of September 30, 2005. Equally important, the Company’s adjustable rate residential loans and residential adjustable rate mortgage (“ARM”) securities reset monthly and substantially all of its floating rate corporate and commercial real estate loans and securities reset at least quarterly. The Company has also fixed borrowings used to fund hybrid ARM security investments using interest rate swaps and interest rate corridors, which are accounted for as cash flow hedges under GAAP.

KKR Financial purchased $6.5 billion and $11.9 billion par amount of investments during the three and nine month periods ended September 30, 2005, respectively. For the period from August 12, 2004 (Inception) through September 30, 2004, the Company purchased $22.0 million par amount of investments. The table below summarizes investment portfolio purchases for the periods indicated and includes the par amount, or face amount, of the securities and loans that were purchased.

Investment Portfolio Purchases

(Amounts in thousands)

	Three month period ended September 30, 2005		Nine month period ended September 30, 2005		August 12, 2004 (Inception) through September 30, 2004
	Par Amount	%	Par Amount	%	Par Amount	%
	(Unaudited)
Securities:
Residential ARM Securities	$886,566	13.5%	$1,625,771	13.7%	$—	—%
Residential Hybrid ARM Securities	—	—	2,935,532	24.7	—	—
Corporate Debt Securities	180,315	2.8	398,820	3.3	—	—
Commercial Real Estate Debt Securities	52,315	0.8	62,315	0.5	12,000	54.5
Total	1,119,196	17.1	5,022,438	42.2	12,000	54.5
Loans:
Residential ARM Loans	956,970	14.6	1,393,471	11.7	—	—
Residential Hybrid ARM Loans	3,717,560	56.9	3,717,560	31.2	—	—
Corporate Loans	509,673	7.8	1,426,374	12.0	10,000	45.5
Commercial Real Estate Loans	235,450	3.6	342,200	2.9	—	—
Total	5,419,653	82.9	6,879,605	57.8	10,000	45.5
Grand Total	$6,538,849	100.0%	$11,902,043	100.0%	$22,000	100.0%

The table above excludes purchases of $24.7 million of common and preferred stock during the nine month period ended September 30, 2005, and $0 during the period from August 12, 2004 (Inception) through September 30, 2004. There were no purchases of common or preferred stock during the three-month period ended September 30, 2005.

As set forth in the table above, for the three month period ended September 30, 2005, the Company purchased $3.7 billion par amount of Residential Hybrid ARM Loans.  Under currently promulgated GAAP, the Company is required to account for the $3.7 billion as loans, notwithstanding the fact that the Company purchased the investment in the form of rated securities.  Schedule VII summarizes the ratings distribution of the Company’s portfolio of Residential Hybrid ARM loans.

Distribution

On November 2, 2005, the Company’s Board of Directors declared a distribution of $0.32 per common share for the quarter ended September 30, 2005, to shareholders of record on November 16, 2005, and payable on November 30, 2005.  Because the distribution was declared subsequent to September 30, 2005, the aggregate distribution amount of $25.7 million is not reflected in the Company’s consolidated balance sheet as of September 30, 2005.

The Company’s distribution for the quarter, that was declared on November 2, 2005, totaled $25.7 million.  REIT taxable income, a non-GAAP financial measurement, totaled $26.8 million for the quarter and net income adjusted for share-based compensation, a non-GAAP financial measurement, totaled $25.9 million for the quarter.  The non-GAAP financial measurements of REIT taxable income and net income adjusted for share-based compensation are important because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders.  REIT taxable income is critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code.  Net income adjusted for share-based compensation is an important non-GAAP measure as share-based compensation represents the largest non-cash reconciling item between reported GAAP income and taxable income.  Accordingly, net income adjusted for share-based compensation is an important measurement used by management to assess the amount of cash available to distribute to stockholders.

Book Value per Common Share

The Company’s book value per common share was $20.11 as of September 30, 2005, exclusive of the distribution declared on November 2, 2005.  The Company’s book value was $19.79 per common share computed on a pro forma basis as of

September 30, 2005, inclusive of the distribution declared on November 2, 2005, compared to $20.31 per common share as of June 30, 2005, or a decrease of 2.6%.  Total common shares outstanding as of September 30, 2005, totaled 80,374,063 compared to 78,470,742 as of June 30, 2005, or an increase of 2.4%.  The increase in common shares outstanding during the quarter is a result of the grant of restricted common stock by the Compensation Committee of the Board of Directors during July 2005.

KKR Pacific Funding Trust

On September 30, 2005, the Company closed and launched KKR Pacific Funding Trust, the Company’s first $5 billion asset-backed commercial paper facility.  This facility will provide the Company with an alternative source of funding its residential real estate securities and loans by issuing secured liquidity notes that are rated A-1+, P-1, and F1+, by Standard and Poor’s, Moody’s Investors Service, and Fitch, Inc.

KKR Financial CLO 2005-2, Ltd.

The Company priced and closed KKR Financial CLO 2005-2, Ltd., the Company’s second $1 billion collateralized loan obligation transaction on October 6, 2005, and November 3, 2005, respectively.  The Company issued $695 million of Aaa/AAA rated senior notes at par with a coupon of 3-month LIBOR plus .26% and $57 million of A2/AA rated senior notes at par with a coupon of 3-month LIBOR plus .43%.

The Company retained the following securities in the transaction: $64 million of Class C mezzanine notes rated A2/A, $64 million of Class D mezzanine notes rated Baa2/BBB-, $30 million of Class E mezzanine notes rated Ba2/BB-, $10 million of Class F mezzanine notes rated B2/B-, and $98.5 million of non-rated subordinated notes.  The maturity date of the transaction is November 26, 2017.  The Company closed its first $1 billion collateralized loan obligation transaction on March 30, 2005.

Private Equity Co-Investments

On November 2, 2005, the independent Directors of the Company’s Board of Directors approved the Company’s recommendation to co-invest on a pari passu basis with Kohlberg Kravis Roberts & Co. L.P. (“KKR”) in three separate private equity transactions.  The Company’s aggregate investment will total $42.5 million and the investments are scheduled to close during the fourth quarter.  The Company will be investing in the following transactions:

•                  Avago Technologies:  The Company will be investing $12.5 million in the acquisition of Avago Technologies by KKR and Silver Lake Partners.  Avago Technologies is comprised of the worldwide operations of the semiconductor products group of Agilent Technologies, Inc.

•                  Masonite International Corporation: The Company will be investing $20 million in the acquisition of Masonite International Corporation (“Masonite”) by KKR.  Masonite is the largest global manufacturer of doors and door components.

•                  Toys “R” Us, Inc.:  The Company will be investing $10 million in the acquisition of Toys “R” Us, Inc. (“Toys “R” Us”).  Toys “R” Us is being acquired by KKR, Bain Capital Partners LLC, and Vornado Realty Trust.  Toys “R” Us is a worldwide specialty retailer of toys, baby products and children’s apparel.

Additional information regarding KKR and the above referenced transactions is available at KKR’s website, www.kkr.com.

*            *            *

KKR Financial is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently makes investments in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) commercial real estate loans and debt securities; (iv) asset-backed securities; and (v) equity securities. The Company also makes opportunistic investments in other asset classes from time to time. The Company was organized as a Maryland corporation on July 7, 2004, and commenced operations on August 12, 2004. The Company is structured as a real estate investment trust and KKR Financial Advisors LLC manages the Company pursuant to a management agreement. KKR Financial Corp. and KKR Financial Advisors LLC are affiliates of Kohlberg Kravis Roberts & Co. L.P.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although KKR Financial Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to originate new investments, the mix of originations and prepayment levels, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, and other risks disclosed from time to time in the Company’s filings with the Securities and Exchange Commission.

Schedule I

KKR Financial Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Months Ended	Three Months Ended
(in thousands, except per share amounts)	September 30, 2005	September 30, 2005	June 30, 2005	% Change

Net investment income:
Securities interest income	$120,835	$50,917	$46,048	10.6%
Loan interest income	95,859	63,869	21,101	202.7
Dividend income	2,452	985	933	5.6
Other interest income	2,013	816	943	(13.5)
Total investment income	221,159	116,587	69,025	68.9
Interest expense	(146,262)	(77,532)	(48,281)	60.6
Net investment income before provision for loan losses	74,897	39,055	20,744	88.3
Provision for loan losses	(1,300)	(1,300)	—	—
Net investment income	73,597	37,755	20,744	82.0

Other income loss:
Net realized and unrealized gain (loss) on derivatives and foreign exchange	(36)	13	(176)	107.4
Net realized gain on investments	2,881	1,730	790	119.0
Fee and other income	1,731	136	1,245	(89.1)
Total other income	4,576	1,879	1,859	1.1

Non-investment expenses:
Management compensation to related party	33,070	14,331	10,731	33.5
Professional services	2,617	1,432	788	81.7
Loan servicing expense	1,999	1,369	362	278.2
Insurance expense	708	275	216	27.3
Directors expenses	719	368	152	142.1
General and administrative expenses	4,107	2,630	858	206.5
Total non-investment expenses	43,220	20,405	13,107	55.7
Income before income tax expense	34,953	19,229	9,496	102.5
Income tax expense	1,881	775	994	(22.0)
Net income	$33,072	$18,454	$8,502	117.1%

Net income per common share:
Basic	$0.63	$0.24	$0.21	14.3%
Diluted	$0.62	$0.24	$0.21	14.3%

Weighted-average number of common shares outstanding:
Basic	52,681	77,486	40,212	92.7%
Diluted	53,519	78,492	40,994	91.5%
Distributions per common share	$0.65	—	$0.40	(100.0)%

Schedule II

KKR Financial Corp.

RECONCILATION OF REPORTED GAAP NET INCOME (LOSS) TO TOTAL TAXABLE INCOME AND REIT TAXABLE INCOME (LOSS) (UNAUDITED)

	Estimated For the Three Months Ended September 30, 2005		Estimated For the Nine Months Ended September 30, 2005		Estimated For the Period from August 12, 2004 (Inception) through September 30, 2004
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Reported net income (loss)	$18,454	$0.24	$33,072	$0.62	$(3,430)	$(0.09)
Interest income and expense	48	0.00	145	0.00	—	—
Share-based compensation	7,428	0.09	19,509	0.36	(21,888)	(0.55)
Depreciation of property and equipment	144	0.00	274	0.01	(7)	(0.00)
Lease abandonment expense	795	0.01	795	0.01	—	—
Provision for loan losses	1,300	0.02	1,300	0.02	—	—
Losses on sales of assets to third parties	(126)	(0.00)	(674)	(0.01)	—	—
Gains on sales of assets to affiliates	145	0.00	4,432	0.08	—	—
Realized and unrealized derivative losses	(285)	(0.01)	(459)	(0.01)	—	—
Realized losses (gains) on foreign currency translations	(203)	(0.00)	2,332	0.05	—	—
Income tax expense	775	0.01	1,881	0.04	—	—
Total taxable income (loss)(1)	28,475	0.36	62,607	1.17	(25,325)	(0.64)
Undistributed taxable income of domestic taxable REIT subsidiary	(1,709)	(0.02)	(3,781)	(0.07)	—	—
REIT taxable income (loss)(1)	$26,766	$0.34	$58,826	$1.10	$(25,325)	$(0.64)
Weighted-average diluted common shares outstanding during the period	78,492		53,519		39,796

(1)          Total taxable income (loss) and REIT taxable income (loss) are non-GAAP financial measurements and do not purport to be an alternative to net income (loss) determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Total taxable income is the aggregate amount of taxable income generated by the Company and by its domestic and foreign taxable REIT subsidiaries. REIT taxable income (loss) excludes the undistributed taxable income of the Company’s domestic taxable REIT subsidiary, which is not included in REIT taxable income (loss) until distributed to the Company. There is no requirement that the Company’s domestic taxable REIT subsidiary distribute its earnings to the Company. REIT taxable income (loss), however, includes the taxable income of the Company’s foreign taxable REIT subsidiaries because the Company will generally be required to recognize and report its taxable income on a current basis. These non-GAAP financial measurements are important to the Company because the Company is structured as a REIT and the Internal Revenue Code requires that the Company pay substantially all of its taxable income in the form of distributions to its stockholders. The non-GAAP financial measurements of total taxable income and REIT taxable income are critical in the determination of the amount of the minimum distributions that the Company must pay to its stockholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income and REIT taxable income may not be comparable to other similarly titled measures prepared and reported by of other companies.

Schedule III

KKR Financial Corp.

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

				% Change September 30, 2005 from
(amounts in thousands)	September 30, 2005	June 30, 2005	December 31, 2004	June 30, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$62,078	$14,435	$7,219	330.1%	759.9%
Restricted cash and cash equivalents	83,286	31,465	1,321	164.7	6,204.8
Securities available-for-sale	419,066	373,362	167,058	40.8	214.6
Securities available-for-sale, pledged as collateral	4,877,621	4,683,901	1,484,222	1.9	221.5
Loans, net of allowance of $1,300, $0, and $0, as of September 30, 2005, June 30, 2005, and December 31, 2004, respectively	7,221,803	2,042,124	682,757	253.6	957.7
Derivative assets	35,445	9,899	223	258.1	15,794.6
Interest receivable	46,118	22,074	2,694	108.9	1611.9
Principal receivable	284	421	—	(32.5)	—
Deferred tax asset	—	—	228	—	(100.0)
Other assets	22,306	2,672	1,618	734.8	1,278.6
Total assets	$12,768,007	$7,180,353	$2,347,340	77.8%	443.9%

Liabilities:
Repurchase agreements	$10,231,010	$4,771,756	$1,558,274	114.4%	556.6
CLO senior notes payable	773,000	696,448	—	11.0	—
Demand loan	40,511	40,511	27,875	—	45.3
Accounts payable, accrued expenses and other liabilities	75,640	46,989	1,157	61.0	6,437.6
Distribution payable	—	16,400	—	(100.0)	—
Accrued interest payable	25,097	10,274	771	144.3	3,155.1
Payable to manager and related party liabilities	3,413	1,717	1,765	98.8	93.4
Income tax liability	1,654	878	—	88.4	—
Derivative liabilities	1,089	1,660	750	(34.4)	45.2
Total liabilities	11,151,414	5,586,633	1,590,592	99.6%	601.1%

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized and none issued and outstanding at September 30, 2005, June 30, 2005, and December 31, 2004	—	—	—	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized and 80,374,063, 78,470,742, and 41,004,492 shares issued and outstanding at September 30, 2005, June 30, 2005, and December 31, 2004, respectively	804	785	410	2.4	96.1
Additional paid-in-capital	1,675,379	1,635,721	779,740	2.4	114.9
Deferred compensation	(46,120)	(13,780)	(18,413)	234.7	150.5
Accumulated other comprehensive income (loss)	(13,182)	(10,264)	1,720	28.4	(866.4)
Accumulated deficit	(288)	(18,742)	(6,709)	(98.5)	(95.7)
Total stockholders’ equity	1,616,593	1,593,720	756,748	1.4%	113.6%
Total liabilities and stockholders’ equity	$12,768,007	$7,180,353	$2,347,340	77.8%	443.9%

Schedule IV

KKR Financial Corp.

SUMMARY FINANCIAL DATA (UNAUDITED)

Nine Months Ended	Three Months Ended
(amounts in thousands, except per share amounts)	September 30, 2005	September 30, 2005	June 30, 2005	% Change
Net Income:	$33,072	$18,454	$8,502	117.1%
Earnings per diluted common share	$0.62	$0.24	$0.21	14.3

Net income + Share-Based Compensation(1):	$52,581	$25,882	$15,836	63.4
Net income, adjusted for share-based compensation, per diluted common share	$0.98	$0.33	$0.39	(15.4)

REIT Taxable Income(2):	$58,826	$26,766	$16,895	58.4
REIT taxable income per diluted common share	$1.10	$0.34	$0.41	(17.1)

Profitability Ratio Information(3):
Return on equity	4.2%	4.5%	4.6%	(2.2)
Return on assets	0.6%	0.7%	0.5%	40.0
Efficiency ratio	19.1%	17.2%	18.5%	(7.0)

Share Information:
Common shares outstanding	80,374	80,374	78,471	2.4
Basic EPS common shares outstanding	52,681	77,486	40,212	92.7
Diluted EPS common shares outstanding	53,519	78,492	40,994	91.5
Distributions per common share	$0.65	$—	$0.40	(100.0)

Investment Portfolio Information:
Residential mortgage securities	$4,815,307	$4,815,307	$4,767,392	1.0
Residential loans	5,211,508	5,211,508	649,036	703.0
Total residential	10,026,815	10,026,815	5,416,428	85.1
Corporate securities	356,335	356,335	214,746	65.9
Corporate loans	1,620,468	1,620,468	1,237,611	30.9
Total corporate	1,976,803	1,976,803	1,452,357	36.1
Commercial real estate securities	71,925	71,925	22,049	226.2
Commercial real estate loans	391,127	391,127	155,477	151.6
Total commercial real estate	463,052	463,052	177,526	160.8
Preferred and common stocks	53,120	53,120	53,076	0.1
Total investment portfolio	12,519,790	12,519,790	7,099,387	76.4

Balance Sheet Information:
Investment portfolio	$12,519,790	$12,519,790	$7,099,387	76.4
Total assets	12,768,007	12,768,007	7,180,353	77.8
Total borrowings	11,044,521	11,044,521	5,508,715	100.5
Total liabilities	11,151,414	11,151,414	5,586,633	99.6
Stockholders’ equity	1,616,593	1,616,593	1,593,720	1.4
Book value per common share	20.11	20.11	20.31	(1.0)
Leverage	6.8	x	6.8	x	3.5	x	94.3

Statement of Operations Information:
Investment income	$221,159	$116,587	$69,025	68.9
Other income	4,576	1,879	1,859	1.1
Total income	225,735	118,466	70,884	67.1
Interest expense	(146,262)	(77,532)	(48,281)	60.6
Provision for loan losses	(1,300)	(1,300)	—	100.0
Share-based compensation expense	(19,509)	(7,428)	(7,334)	1.3
Management fees	(13,822)	(7,102)	(3,383)	109.9
Loan servicing expense	(1,999)	(1,369)	(362)	278.9
Other expenses	(7,890)	(4,506)	(2,028)	122.2
Total non-investment expenses	(43,220)	(20,405)	(13,107)	55.7
Income before income tax expense	34,953	19,229	9,496	102.5
Income tax expense	(1,881)	(775)	(994)	(22.0)
Net income	33,072	18,454	8,502	117.1%

(1)                                  Non-GAAP financial measurement consisting of GAAP net income plus GAAP share-based compensation expense.

(2)                                  Non-GAAP financial measurement. See attached Schedule II for reconciliation of GAAP net income to total taxable income and REIT taxable income.

(3)                                  All ratios computed on an annualized basis. The efficiency ratio is defined as non-interest expense divided by total revenue.

Schedule V

KKR Financial Corp.

INVESTMENT PORTFOLIO BY INTEREST RATE TYPE AS OF SEPTEMBER 30, 2005 (UNAUDITED)

(in thousands)	Carrying Value	Amortized Cost	Estimated Fair Value	Portfolio Mix% by Fair Value
Floating Rate:
Residential ARM Loans	$1,579,769	$1,579,769	$1,576,220	12.7%
Residential ARM Securities	2,532,718	2,529,423	2,532,718	20.3
Corporate Loans	1,595,468	1,595,468	1,611,569	13.0
Corporate Debt Securities	250,853	252,282	250,853	2.0
Commercial Real Estate Loans	355,586	355,586	355,925	2.9
Commercial Real Estate Debt Securities	52,045	51,995	52,045	0.4
Total Floating Rate	6,366,439	6,364,523	6,379,330	51.3
Hybrid Rate:
Residential Hybrid ARM Loans	3,631,739	3,631,739	3,593,785	28.9
Residential Hybrid ARM Securities	2,282,589	2,321,383	2,282,589	18.3
Total Hybrid Rate	5,914,328	5,953,122	5,876,374	47.2
Fixed Rate:
Corporate Loans	25,000	25,000	25,000	0.2
Corporate Debt Securities	105,482	106,060	105,482	0.8
Commercial Real Estate Loans	35,541	35,541	35,890	0.3
Commercial Real Estate Debt Securities	19,880	19,786	19,880	0.2
Total Fixed Rate	185,903	186,387	186,252	1.5
Total	$12,466,670	$12,504,032	$12,441,956	100.0%

(1)          The schedule excludes common and preferred stock with a fair value of $53.1 million and an amortized cost of $52.8 million as of September 30, 2005. As of September 30, 2005, the aggregate amortized cost value of the Company’s investment portfolio exceeded the aggregate fair value of its portfolio by $61.8 million and, as of the same date, the Company had unrealized gains totaling $23.9 million related to its cash flow hedges, as defined under SFAS No. 133.  As of September 30, 2005, the aggregate net unamortized purchase discount related to the Company’s investment portfolio was $6.4 million.

(2)          The schedule summarizes the carrying value, amortized cost, and fair value of the Company’s investment portfolio as of September 30, 2005, classified by interest rate type. Carrying value is the value that investments are recorded on the Company’s consolidated balance sheets and is fair value for securities and amortized cost for loans. Estimated fair values set forth in the schedule are as of September 30, 2005 and are based on dealer quotes and/or nationally recognized pricing services.

Schedule VI

KKR Financial Corp.

SECURITIES PORTFOLIO BY RATINGS AS OF SEPTEMBER 30, 2005 (UNAUDITED)

(amounts in thousands) Rating	Residential ARM Securities	Residential Hybrid ARM Securities	Corporate Debt Securities	Commercial Real Estate Securities	Preferred and Common Stock	Total Securities
Aaa/AAA	$2,470,157	$2,258,394	$—	$—	$—	$4,728,551
Aa1/AA+	—	—	—	—	—	—
Aa2/AA	21,497	28,327	—	—	—	49,824
Aa3/AA-	—	—	—	—	—	—
A1/A+	—	—	—	—	—	—
A2/A	15,498	17,944	—	—	—	33,442
A3/A-	—	—	—	—	—	—
Baa1/BBB+	—	—	—	—	—	—
Baa2/BBB	10,999	6,379	60,619	12,000	—	89,997
Baa3/BBB-	—	2,434	24,833	26,488	—	53,755
Ba1/BB+	—	—	55,261	20,000	—	75,261
Ba2/BB	4,668	3,612	7,500	5,000	11,158	31,938
Ba3/BB-	—	—	45,000	—	—	45,000
B1/B+	—	—	30,720	—	24,040	54,760
B2/B	2,796	2,042	45,711	—	—	50,549
B3/B-	—	—	55,638	—	—	55,638
Caa1/CCC+	—	—	15,000	—	—	15,000
Caa2/CCC	—	—	18,060	—	—	18,060
Caa3/CCC- and lower	—	—	—	8,293	—	8,293
NR	3,808	2,251	—	—	17,628	23,687
Total(1)	$2,529,423	$2,321,383	$358,342	$71,781	$52,826	$5,333,755

(1)   Amounts are amortized cost.

Schedule VII

KKR Financial Corp.

LOAN PORTFOLIO BY RATINGS AS OF SEPTEMBER 30, 2005 (UNAUDITED)

(amounts in thousands) Rating	Securitized Residential ARM Loans	Securitized Residential Hybrid ARM Loans	Unsecuritized Residential ARM Loans	Corporate Loans	Commercial Real Estate Loans	Total Loans
Aaa/AAA	$1,146,795	$3,491,652	$—	$—	$—	$4,638,447
Aa1/AA+	—	36,185	—	—	—	36,185
Aa2/AA	27,216	43,924	—	—	—	71,140
Aa3/AA-	—	—	—	—	—	—
A1/A+	9,878	—	—	—	—	9,878
A2/A	2,409	24,393	—	—	—	26,802
A3/A-	—	—	—	—	—	—
Baa1/BBB+	5,927	—	—	—	—	5,927
Baa2/BBB	1,548	14,782	—	—	—	16,330
Baa3/BBB-	—	—	—	—	—	—
Ba1/BB+	5,927	—	—	24,663	—	30,590
Ba2/BB	860	6,903	—	226,235	—	233,998
Ba3/BB-	—	—	—	323,208	—	323,208
B1/B+	—	—	—	499,805	—	499,805
B2/B	3,479	4,023	—	301,920	—	309,422
B3/B-	—	—	—	130,558	—	130,558
Caa1/CCC+	—	—	—	5,000	50,000	55,000
Caa2/CCC	—	—	—	16,138	—	16,138
Caa3/CCC- and lower	—	—	—	—	—	—
NR	6,145	9,877	$369,585	92,941	341,127	819,675
Total (1)	$1,210,184	$3,631,739	$369,585	$1,620,468	$391,127	$7,223,103

(1)   Amounts are amortized cost.